Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(NewStar CP Funding LLC)
THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of March 6, 2015 (this “Amendment”), is entered into by and among NEWSTAR CP FUNDING LLC, as the Borrower (the “Borrower”), NEWSTAR FINANCIAL, INC., as the Originator and the Servicer, the Lenders identified on the signature pages hereto and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Fifth Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2012 (as amended, the “Agreement”), by and among the Borrower, the Originator, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Swingline Bank, the Administrative Agent and U.S. Bank National Association, as the Trustee;
WHEREAS, pursuant to and in accordance with Section 13.1 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.    Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2.    Amendments.
2.1    Clause (ii) of the definition of “Concentration Limits” in Section 1.1 of the Agreement is hereby amended to read as follows:
(ii)    the aggregate Adjusted Borrowing Value of all Eligible Loans to the same Obligor shall not exceed:
(a) $12,500,000 if the Facility Amount is less than $225,000,000;
(b) $15,000,000 if the Facility Amount is greater than or equal to $225,000,000 but less than $325,000,000; and
(c) $20,000,000 if the Facility Amount is $325,000,000 or greater;

715163113 08028148

provided that up to three Obligors (including any Affiliate thereof and excluding any Obligors with First Lien Last Out Loans and Second Lien Loans) may, collectively, have an Adjusted Borrowing Value in an amount, as outlined below, for the first 90 days after the acquisition by the Borrower as follows:
(x) $20,000,000 each if the Facility Amount is less than $325,000,000;
(y) $27,500,000 each if the Facility Amount is greater than or equal to $325,000,000 but less than $425,000,000; and
(z) $30,000,000 each if the Facility Amount is greater than or equal to $425,000,000;
2.2    The definition of “Facility Amount” in Section 1.1 of the Agreement is amended to read as follows:
“Facility Amount”: $425,000,000; provided that, at the election of the Borrower at the direction of the Servicer, the Facility Amount may be reduced by up to $100,000,000 at any point prior to the end of the Revolving Period pursuant to Section 2.5(a)(x); provided further that the Facility Amount may be increased upon the request of the Borrower and approval of the Administrative Agent in its sole discretion in an amount up to $475,000,000 pursuant to Section 2.25. Notwithstanding the foregoing, on or after the Termination Date, the Facility Amount shall mean the Advances Outstanding.
2.3    The definition of “Minimum Equity Amount” in Section 1.1 of the Agreement is amended to read as follows:
“Minimum Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i) (a) $68,000,000, if the Facility Amount is greater than or equal to $425,000,000, (b) $60,000,000, if the Facility Amount is greater than $325,000,000 but less than $425,000,000, (c) $52,500,000, if the Facility Amount is greater than $275,000,000 but less than or equal to $325,000,000 or (d) $45,000,000, if the Facility Amount is less than or equal to $275,000,000 and (ii) the sum of the OLB of all Eligible Loans to the three largest Obligors included in the Collateral; provided, however, that immediately prior to or following a securitization where Wells Fargo is lead or joint lead bookrunner, the Servicer may propose a temporary alternative Minimum Equity Amount and the Supermajority may approve, amend or reject such proposal in its sole and absolute discretion; and provided further that the “Minimum Equity Amount” shall not be decreased following the end of the Revolving Period.

715163113 08028148    2

2.4    Section 1.1 of the Agreement is amended to add the definition of “Fourth Amendment Date” thereto as alphabetically appropriate as follows:
“Fourth Amendment Date”: March 6, 2015.
2.5    The “Commitment” of Capital One, National Association is hereby increased to equal $75,000,000.
2.6    The “Commitment” on the cover of the Agreement is amended to be “U.S. $425,000,000 (with an option to increase up to $475,000,000)”.
SECTION 3.    Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)    this Amendment has been duly executed and delivered by it;
(b)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)    there is no Termination Event, Unmatured Termination Event, or Servicer Default that is continuing or would result from entering into this Amendment.
SECTION 5.    Conditions to Effectiveness.
The effectiveness of this Amendment is subject to (i) receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment, (ii) receipt by the Administrative Agent of an opinion of counsel to the Borrower in form and substance acceptable to Administrative Agent, (iii) receipt by Capital One, National Association of a new Variable Funding Note reflecting the amended commitment effectuated hereby in exchange for its existing Variable Funding Note and (iv) receipt by the parties hereto of all fees payable on the date hereof pursuant to the fee letters related hereto.
SECTION 6.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which

715163113 08028148    3

shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)    The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)    This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

715163113 08028148    4

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	NEWSTAR CP FUNDING LLC
By: NewStar Financial, Inc., its Designated Manager By: /s/ JOHN J. FRISHKOPF Name: John J. Frishkopf Title: Treasurer
THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.
By: /s/ JOHN J. FRISHKOPF Name: John J. Frishkopf Title: Treasurer

[Signatures Continue on the Following Page]

715163113 08028148    S-1    Fourth Amendment to Fifth Amended and Restated LSA

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
By: /s/ MATT JENSEN Name: Matt Jensen Title: Vice President
REVOLVING AND SWINGLINE LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ MIKE ROMANZO Name: Mike Romanzo Title: Director
REVOLVING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ JOHN WALSH Name: John Walsh Title: Managing Director

715163113 08028148    S-2    Fourth Amendment to Fifth Amended and Restated LSA